LANDRAY
                                TECHNOLOGY, INC
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March 13, 1997 via fax to 408-732-1832

Power Spectra, Inc.
919 Hermosa Court
Sunnyvale, CA 94086
Attn: Chuck Byer

Gentlemen:

This letter is a formal amendment to that certain GPR System Development, Sale and License Agreement between LandRay Technology, Inc. ("LandRay") and Power Spectra, Inc., ("PSI") dated as of December 17, 1996 (the "Agreement"). Except as set forth herein, the Agreement shall remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The intent of this amendment is to restructure certain aspects of the existing Agreement, which presently provides for a $3,000,000 payment by us and concurrent performance by you on a number of different aspects of the GPRS. Because of mutual resource limitations, we both want to restructure the program into a series of three manageable projects or steps which are independent, sequential, and optional on LandRay's part, to provide for certainty with respect to the grant to us of manufacturing rights on a project-by-project basis to be effective upon the bankruptcy of PSI or the failure of PSI to deliver GPR Products based upon agreed schedules per Exhibits D-1 and D-2, to change the cure period and to effect other clean- up items.

To implement that intent:

1. Section 4.1 of the Agreement is amended to read in full as follows:

     LandRay will pay PSI the sum of up to $3,000,000 (the "Contract Price") for the development of the work to be performed hereunder. Such payment will occur in three discrete, independent steps. The first step, involving the payment of $1,200,000 shall have up to five tranches. The first $250,000 payable by LandRay within ten business days after the date hereof, shall confirm to LandRay the irrevocability of the license :

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235 Montgomery Street, Suite 807                 San Francisco, California 94104
                     tel 415.433.6930 -:- fax 415.433.0627

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Power Spectra, Inc. Contract Amendment
March 13, 1997
Page 2

     grant referred to in Paragraph 5. l(d) hereof with respect to the Seeker; the remaining balance of $950,000 for this step shall be payable upon achievement of the milestones set forth in Exhibit D-1 attached hereto. Upon completion of (i) a complete technical data package with respect to the Seeker, and (ii) delivery of one finished Seeker unit, LandRay shall have six months to exercise its option to pursue the Imager and the Borehole-to-Borehole applications of the Imager for an aggregate price of $1,800,000 payable upon achievement of milestones with respect thereto set forth on Exhibit D-2 attached hereto. The aforementioned technical data package shall be reviewed for approval by LandRay (which approval will not be unreasonably withheld, and which shall be done within 30 days of submittal to LandRay) and will be kept in a secure place for immediate release to LandRay as provided for in Section 5.1(d) hereof. All payments set forth on Exhibits D-1 and D-2 shall be due and payable within ten business days after the respective events set forth therein. If LandRay has not exercised its option to pursue steps 2 (Imager) or 3 (Borehole-to-Borehole) within six months after completion of the delivery of the Seeker and the related technical data package, then LandRay shall lose its rights with respect to the unexercised option(s).

2. Paragraph 5. l(a) is hereby amended to encompass one license grant with respect to the Seeker for the licensed applications upon the initial payment of $250,000, and a second and third license grant with respect to the "Imager" and the "Borehole-to-Borehole" GPR for the licensed applications upon the initial payment therefor as contemplated hereunder.

3. The second sentence of Section 5.l(a) is amended to read in full as follows:

     During the term hereof, PSI shall not make available to any third party any rights under the GPR Patents or the GPR Know-How, or make available to any third party any products which are the functional equivalents of the GPR products, in either case for the licensed applications.


4. Paragraph 5.1(d) is amended to provide for a 60 day cure period on line 5 and to include the word "automatically" between the words "shall" and "include" in line 7. PSI shall deliver the technical data package with

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Power Spectra, Inc. Contract Amendment
March 13, 1997
Page 3

     sufficient content and detail to permit LandRay to manufacture the subject device (Seeker, Imager and/or Borehole-to-Borehole, as appropriate) either internally or by contract manufacturer without additional consulting assistance.

5.   Paragraph 5.3(a) shall be amended to read in full as follows:

     Following delivery of the PSI Deliverables to LandRay and LandRay's full payment of the Contract Price and other fees set forth in Article 4 with respect to that independent phase, LandRay shall take title to, and become the exclusive owner of, the PSI Deliverables delivered with respect to that phase.

6. The reference to the number "forty-five (45)" in the second line of Paragraph 7.2 shall be amended to "sixty (60)".

7. In Article 13, the following sentence shall be added after the third sentence:

     "PSI shall manufacture GPR products upon receipt of LandRay's order(s) and provide prompt delivery;"

     the following clause shall be added to the fifth sentence, on line nine, between the words "GPR Products" and "and":

     "(calculated using standard product cost accounting methods)"

     and the following clause shall be added to the end of the fifth sentence, following the word "margin":

     "(not to exceed 20%)"

8.   The  second  line of Section  15.8 is  amended to read in full as  follows:
     "...bankruptcy   rejects  this  Agreement.   LandRay's  rights  under  this
     Agreement shall be as..."

9. The reference in Section 7.4(c) to "Section 7.6" (which does not exist) is to be changed to refer to "Section 7.5".


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Power Spectra, Inc. Contract Amendment
March 13, 1997
Page 4

10. In reviewing the relevant documentation, we noted an awkwardness in the identification of the parties to the original Ground Penetrating Radar Development Agreement dated June 19, 1996 (the "Initial Agreement"). By this letter we each confirm that the parties to the Initial Agreement are only PSI and LandRay, acting by and through third parties for the benefit of LandRay.

11. The Initial Agreement provides for an anti-dilution minimum of 25% for PSI. PSI hereby agrees to reduce its anti-dilution minimum to 22.67%, and the parties agree to resolve any further reduction of this anti-dilution minimum by future amendment.

Please sign and return the enclosed copy of this letter to evidence an initial agreement with respect to the amendment of the Agreement.

                               Very truly yours,
                               LANDRAY TECHNOLOGY, INC.

                               /s/ Thomas A. Spanier

                               Thomas A. Spanier
AGREED:

POWER SPECTRA, INC.


By: /s/ Gordon H. Smith
    --------------------

Its: CEO
    --------------------
Dated: 18 March 1997 ,1997
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Power Spectra, Inc. Contract Amendment
March 13, 1997
Page 5

EXHIBIT D- 1

   Event                                      Amount Payable
   -----                                      --------------

1. LandRay, Phase 3 Contract Amendment executed $250,000

2. Milestone 2                                  $250,000

3. Milestone 3

[Milestones from Seeker Development Plan should be listed here, in roughly $250,000 increments, with the final payment for the final deliverable. The present interim seeker plan is not clear on "Interim Seeker" description and delivery schedule. Suggested milestones should include delivery of a defined "Interim Seeker" and the final "Production Seeker", along with interim milestones to link funding with some sort of definable progress -- milestones can refer to the GANTT schedule Task ID line numbers. These are issues we need to clarify, but we can't hold up the funding process to do so. Therefore, we agree to detail this to our mutual satisfaction at the earliest possible date.]

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Power Spectra, Inc. Contract Amendment
March 13, 1997
Page 6

EXHIBIT D-2

This needs to be open at this point - We don't have a good picture of the milestones and schedule, but during the progress of the Seeker development we will be able to put this together. We can agree to the amount of $1,800,000 subject to the escalation clause, but it would be unrealistic to button down specifics at this point. We agree to agree on a schedule along the lines of the Seeker funding concept, and to do so by the time the 6 month option period begins.